U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2011

Sector 10, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

3500 Island Blvd. Suite 105
Aventura, FL 33160
(206) 853-4866
(Address and telephone number of principal executive offices and place of business)

  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pericles DeAvila resigned as President and CEO of Sector 10, Inc. effective February 22, 2011.  Mr. DeAvila has also resigned as Chairman of the Board and as a Member of the Board of Directors of Sector 10, Inc. effective February 22, 2011.

Larry Madison resigned as Executive Vice President, CFO, Secretary and Treasurer of Sector 10, Inc. effective February 24, 2011.  Mr. Madison has also resigned as a member of the Board of Directors of Sector 10, Inc. effective February 24, 2011.

Charles Camorata, age 58, was elected to the positions of President, CEO and as a member of the Board of Directors of Sector 10, Inc. effective March 3, 2011.  Prior to his current position, Mr. Camorata was the President and a director of Skreem Studios Inc. from 2007 to present.  Mr. Camorata was the Vice President and a producer for Skreem Entertainment Corporation from 2000-2007 where he developed new musical groups and prepared them for recording careers by providing vocal and dance training, as well as producing their first commercially released records.  His duties included running all operations needed to produce, record, and release music as well as set up the studio operations.  He also had oversight of the filing of all publishing of songs in the corporate catalog.

Karen Aalders, age 60, was elected to the positions of Secretary, Treasurer and as a member of the Board of Directors of Sector 10, Inc. effective March 3, 2011. Ms. Aalders has over fifteen years of financial reporting experience with private and publicly listed companies. She served as Secretary, Treasurer and a director of Skreem Studios Inc. from 2007 to present.  Her responsibilities serving as Secretary, Treasurer and a Board Member have included all financial aspects of companies’ daily activities, communicating with accountants and auditors to make sure that all filings and regulations were complied with, and preparing financial presentations for investment banking groups.  Ms. Aalders has also served in a financial control position for start-up firms, taking them through the formation stage, pre and post funding, public offering, filing, listing and trading.  She has handled the financial analysis of, and reporting on, merger and acquisitions from initial interest through successful conclusion.  These companies have included those in the fields of media, gaming, manufacturing and retail, located in the United States, Hong Kong, Korea, China and Europe.

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

There are no transactions with related persons as described by Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements to which a covered officer is a party or in which he or she participates at this time as described in item 5.02(c)(3).

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ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

A special shareholders’ meeting was held on Thursday, March 3, 2011 to accept the resignation of Pericles DeAvila as President and CEO of Sector 10, Inc. effective February 22, 2011.  Mr. DeAvila has also resigned as Chairman of the Board and as a Member of the Board of Directors of Sector 10, Inc. effective February 22, 2011.

The shareholders also accepted the resignation of Larry Madison as Executive Vice President, CFO, Secretary and Treasurer effective February 24, 2011.  Mr. Madison has also resigned as a member of the Board of Directors of Sector 10, Inc. effective February 24, 2011.

The majority of shareholders voted to elect Charles Camorata to the positions of President, CEO and as a member of the Board of Directors of Sector 10, Inc. effective March 3, 2011.

The majority of shareholders also voted to elect Karen Aalders to the positions of Secretary, Treasurer and as a member of the Board of Directors of Sector 10, Inc. effective March 3, 2011.

The majority of shareholders of Sector 10, Inc. also voted to approve a reverse stock split of 26:1 for Sector 10, Inc. and to change the name of the company from Sector 10, Inc. to First Diversified Equities, Inc.

There were 90,000,000 shares represented at said shareholders’ meeting, constituting a majority of the shares of Sector 10, Inc.  The number of shares voting for Mr. Camorata was 90,000,000.  The number of shares voting for Ms. Aalders was 90,000,000.  There were no votes against or withheld, no abstentions and no broker non-votes for either Mr. Camorata or Ms. Aalders.

On March 3, 2011, the Board of Directors of Sector 10, Inc. unanimously approved the election of Mr. Camorata  to the positions of President, CEO and as a member of the Board of Directors and unanimously approved the election of Ms. Alders to the positions of Secretary, Treasurer and as a member of the Board of Directors of Sector 10, Inc.  The Board of Directors also unanimously approved the reverse split of 26:1 for Sector 10, Inc. and to change the name of the company from Sector 10, Inc. to First Diversified Equities, Inc.

There was no settlement between the registrant and any other participant as described in Item 5.07(c).

Section 8 - Other Events

ITEM 8.01 OTHER EVENTS.

On March 3, 2010, the majority of shareholders of Sector 10, Inc. voted to approve a reverse split of 26:1 for Sector 10, Inc. and the vote was approved unanimously by the Board of Directors on the same date.

On March 3, 2010, the majority of shareholders of Sector 10, Inc. voted to change the name of the company from Sector 10, Inc. to First Diversified Equities, Inc. and the vote was approved unanimously by the Board of Directors on the same date.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit A – Resignation Letter of Pericles DeAvila

Exhibit B – Resignation Letter of Laurence A. Madison

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sector 10, Inc.

Date: March 8, 2011	By:	/s/ Karen Aalders
Karen Aalders, Secretary/Treasurer, Director

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